Exhibit 5.1

J.P. Galda & Co.

Attorneys-at-Law

40 East Montgomery Avenue, LTW 220

Ardmore, Pennsylvania 19003

Telephone: 215-815-1534

November 28, 2022

Revelation Biosciences, Inc.

4660 La Jolla Village Drive, Suite 100

San Diego, California 92122

Ladies and Gentlemen:

Re: Registration on Form S-1

We refer to the Registration Statement on Form S-1, filed today by Revelation Biosciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of: (i) up to 34,482,759 shares of common stock, par value $0.001 per share (the “Common Stock”); (ii) up to 68,965,518 warrants (the “Class C Common Stock Warrants”), to be offered and sold at a combined public offering price with the Common Stock, which is immediately exercisable for one share of Common Stock and will expire five years from the date of issuance; (iii) to any purchaser whose purchase of Common Stock in this offering would otherwise result in any such purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of the outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of the Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of the outstanding Common Stock, at the purchase price for each Pre-Funded Warrant will equal the per share public offering price for the Common Stock in this offering less the $0.0001 per share exercise price of each such Pre-Funded Warrant, which will be exercisable upon issuance and will not expire prior to exercise; and (iv) up to 7,241,379 placement agent warrants (the “Placement Agent Warrants”), each of which is exercisable for five years to purchase a share of Common Stock at the public offering price per share. The shares of Common Stock registered In the Registration Statement, including the shares of Common Stock underlying the Class C Common Stock Warrants, the Pre-Funded Warrants and the Placement Agent Warrants, are refereed to herein as the “Shares.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon copies of the Registration Statement, the exhibits thereto, including, the form of Class C Common Stock Warrant, the form of Pre-Funded Warrant, and the form of Placement Agent’s Warrant. We have also examined and relied upon copies of the Company’s certificate of incorporation, as restated and amended, in effect on the date hereof (the “Certificate of Incorporation”), the Company’s bylaws, as amended, in effect on the date hereof (the “Bylaws”) and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares, the Class C Common Stock Warrants, the Pre-Funded Warrants and the Placement Agent’s Warrants by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

1. The Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of the Shares; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, or, if any Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

2. The Class C Common Stock Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Class C Common Stock Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Class C Common Stock Warrants; and (iii) instruments representing such issue of Class C Common Stock Common Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

3. The Pre-Funded Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Pre-Funded Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants; and (iii) instruments representing such issue of Pre-Funded Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

4. The Placement Agent’s Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions establishing the pricing and related financial terms of such Placement Agent’s Warrants and the issuance and sale of the shares of Common Stock issuable upon exercise of such Placement Agent’s Warrants; and (iii) instruments representing such issue of Placement Agent’s Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For purposes of this opinion letter, we have assumed that (i) at the time of the issuance, sale and delivery of any Shares, the Certificate of Incorporation, the Bylaws and the Resolutions will not have been modified or amended and will be in full force and effect, (ii) that the consideration paid for each of the Shares will not be less than the par value thereof and (iii) the Class C Common Stock Common Warrants, the Pre-Funded Warrants and the Placement Agent’s Warrants will each be in the form reviewed by us.

We express no opinion as to:

(i) the validity, binding effect or enforceability of any provision of the Warrants relating to choice of governing law;

(ii) the validity, binding effect or enforceability of any provision of the Warrants containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under the Warrants to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions); and

(iii) the validity, binding effect or enforceability of any provision of the Warrants relating to forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum).

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities or to the sale or issuance thereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

/s/ Joseph P. Galda
J.P. Galda

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